UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
100 Crescent Court, Suite 700
Dallas, TX 75201
(Address of principal executive offices)
Registrant’s telephone number, including area code (214) 459-2770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Closing of the Sale of the Australian Business
On August 6, 2009, BearingPoint Australia Pty Limited (“BearingPoint Australia”), a wholly owned subsidiary of BearingPoint, Inc (the “Company”), entered into a Business Sale Agreement (the “Australian Business Sale Agreement”) with BPA MBO Pty Limited, BPA MBO Asset Pty Limited (as trustee for the BPA MBO Asset Unit Trust), BPA MBO Services Pty Limited and BPA MBO Trading Pty Limited (collectively, the “MBO team”) for the sale of the Company’s consulting business in Australia to local management. Pursuant to the Australian Business Sale Agreement, the MBO team agreed to purchase the business of BearingPoint Australia through the purchase and assumption of certain assets and liabilities of BearingPoint Australia and for a purchase price of AU$1,000 (exclusive of Australian Goods and Services Tax) (the “BearingPoint Australia Transaction”). Additional fees are payable by the MBO team pursuant to a Trademark License Agreement and Cross-License Agreement. The BearingPoint Australia Transaction was completed on September 4, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2009	BearingPoint, Inc.
	By:	/s/ John DeGroote
John DeGroote
President

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